EMPLOYMENT AGREEMENT
                             As Amended and Restated


         THIS AGREEMENT entered into this the 1st day of November, 2005 ("Effective Date") by and between Millington Savings Bank, Millington, New Jersey (the "Bank") and Michael A. Shriner (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as Executive Vice President of the Bank and is experienced in all phases of the business of the Bank; and

         WHEREAS, the parties have previously entered into an employment agreement, which agreement has been renewed and amended from time to time ("Prior Agreement"); and

         WHEREAS, the Bank desires to be ensured of the Employee's continued active participation in the business of the Bank; and

         WHEREAS, the parties wish to set forth the continuing relationship of the parties.

         NOW, THEREFORE, in consideration of the covenants and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Employment. The Employee is hereby employed by the Bank in the capacity as the Executive Vice President. The Employee hereby accepts said employment and agrees to render such administrative and management services to the Bank and any parent holding company of the Bank that may be formed in the future ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall promote the business of the Bank. The Employee's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank. The Employee's employment shall be for no definite period of time, and the Employee or the Bank may terminate such employment relationship at any time for any reason or no reason. The employment at-will relationship remains in full force and effect regardless of any statements to the contrary made by company personnel or set forth in any documents other than those explicitly made to the contrary and signed by the President or the Chairman of the Board of the Bank.

         2. Base Compensation. The Bank agrees to pay the Employee during the Term (as hereinafter defined) of this Agreement a salary at the rate of not less than $________ per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may determine from time to time. The base salary may not be decreased without the Employee's express written consent.

         3. Discretionary Bonus. The Employee shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

         4. (a) Participation in Retirement and Medical Plans. The Employee shall be entitled to participate in and receive the benefits of any plan or policy of the Bank which may be or may become applicable to senior management relating to pension or other retirement benefit plans, profit-sharing, stock options or incentive plans, life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans, or other benefit plans applicable to employees or senior management of the Bank.

            (b) Employee Benefits; Expenses. The Employee shall be eligible to participate in and receive the benefits applicable to any fringe benefits which may be or may become applicable to the Bank's senior management employees, including a reasonable expense account, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for the Bank.

         5. Term. The term of employment of Employee under this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter ("Term"). Additionally, not later than each annual anniversary date from the Effective Date, the Term of employment under this Agreement shall be extended for up to an additional one year period beyond the then effective expiration date so that the remaining Term shall thereafter be thirty-six months upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

         6. Loyalty; Noncompetition.

         (a) During the Term of Employee's employment under this Agreement, the Employee shall devote his full time and attention to the performance of his employment under this Agreement, and the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank or Parent.

         (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Bank or Parent, or, solely as a passive or minority investor, in any business.

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

         7. Standards. During the Term of his employment under this Agreement, the Employee shall perform his duties in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         8. Vacation and Sick Leave. At such reasonable times as the Board of Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, with all such voluntary absences to count as vacation time; provided that:

         (a) The Employee shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Bank; but in no event shall such vacation leave be for a period of less than five weeks annually.

         (b) The Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except to the extent authorized by the Board of Directors for senior management employees of the Bank.

         (c) The Employee shall not be entitled to accumulate unused sick leave from one fiscal year to the next, except to the extent authorized by the Board of Directors for senior management employees of the Bank.

         (d) The Employee shall be entitled to receive additional compensation for any unused vacation leave or sick leave upon termination of employment, except to the extent otherwise determined by the Board of Directors.

         9. Termination and Termination Pay.

         The Employee's employment under this Agreement shall be terminated upon any of the following occurrences:

         (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the first calendar month in which Employee's death shall have occurred.

         (b) The Bank may terminate the Employee's employment at any time with or without Just Cause within its sole discretion. This Agreement shall not be deemed to give Employee any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate the employment of the Employee at any time, but any termination by the Bank other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits detailed under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. The Bank may

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

within its sole discretion, acting in good faith, terminate the Employee for Just Cause and shall notify such Employee accordingly. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

         (c) Except as provided pursuant to Section 12 herein, in the event Employee's employment under this Agreement is terminated by the Bank without Just Cause, the Bank shall be obligated to continue to pay the Employee the salary provided pursuant to Section 2 herein, up to the date of termination of the remaining term (including any renewal term) of this Agreement, but in no event for a period of less than twelve months, and the cost of Employee obtaining all health, life, disability, and other benefits which the Employee would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Employee at the date of termination of employment. The provisions of this Section 9(c) shall survive the expiration of this Agreement.

         (d) The voluntary termination of employment by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 12(b), in which case the Employee shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         10. Regulatory Exclusion. Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

         11. Disability. If the Employee shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of 12 months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Employee during such period under the provisions of disability insurance coverage in effect for Bank employees. Thereafter, Employee shall be eligible to receive benefits provided by the Bank under the provisions of disability insurance coverage in effect for Bank employees. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         12. Change in Control.

                  (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment during the term of this Agreement following any Change in Control of the Bank or Parent, or within 24 months thereafter of such Change in Control, absent Just Cause, Employee shall be paid an amount equal to the product of three (3.0) times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder less one(1) dollar. Said sum shall be paid, at the option of Employee, either in one (1) lump sum as of the date of such termination of service or in periodic payments over the next 36 months or the remaining term of this Agreement, whichever is less, as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. Additionally, the Employee and his or her dependents shall remain eligible to participate in the medical and dental insurance programs offered by the Bank to its employees through the remaining term of the Agreement. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to (i) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Bank, to direct more than 25% of the outstanding votes of the Bank, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (ii) an event whereby the FDIC, the State of New Jersey Department of Banking and Insurance ("State") or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a change in the corporate structure or organization of the Bank; (iii) an event whereby the FDIC, the State or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or (iv) a merger or other business combination between the Bank and another corporate entity whereby the Bank is not the surviving entity. In the event that the Bank shall convert in the future from mutual-to-stock form, the term "Change in Control" shall also refer to: (i) the sale of all, or a material portion, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the State or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange
Act) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this
Section 12(a) shall survive the expiration of this Agreement occurring after a Change in Control.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Bank or Parent, or within twenty-four months following such Change in Control, and upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing if: (i) the Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary office as of the signing of this Agreement; (ii) in the organizational structure of the Bank, the Employee would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) the Bank should fail to maintain Employee's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans; (iv) the Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced; or (vi) the Employee would not be reelected to the Board of Directors of the Bank. Upon such voluntary termination of employment by the Employee in accordance with this subsection, Employee shall thereupon be entitled to receive the payments described in Section 12(a) of this Agreement. The provisions of this Section 12(b) shall survive the expiration of this Agreement occurring after a Change in Control.

         13. Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

         (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         14. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Employee and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         15. Applicable Law. This agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. Further, the settlement of the dispute to be approved by the Board of the Bank may include a provision for the reimbursement by the Bank to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

         18. Confidential Information. The Employee acknowledges that during his or her employment he or she will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses ("Confidential Information"). The Employee agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of the Bank and the Parent. The Employee shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Employee acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Bank, and the Employee agrees not to disclose the Agreement or its contents without the prior written consent of the Bank. Notwithstanding the foregoing, the Bank reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Employee to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Employee taken by the Bank, including but not limited to the termination of employment of the Employee for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

         19.      Indemnification; Insurance

                  (a) Indemnification. The Bank agrees to indemnify the Employee and his heirs, executors, and administrators to the fullest extent permitted under applicable law and regulations, including, without limitation 12 U.S.C.
Section 1828(k), against any and all expenses and liabilities reasonably incurred by the Employee in connection with or arising out of any action, suit or proceeding in which the Employee may be involved by reason of his having been a director or officer of the Bank or any of its subsidiaries, whether or not the Employee is a director or officer at the time of incurring any such expenses or liabilities. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements. The Employee shall be entitled to indemnification in respect of a settlement only if the Board of Directors of the Bank has approved such settlement. Notwithstanding anything herein to the contrary, (i) indemnification for expenses shall not extend to matters for which the Employee has been terminated for, and (ii) the obligations of this Section 19 shall survive the termination of this Agreement. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation.

                  (b) Insurance. During the Term of the Agreement, the Bank shall provide the Employee (and his heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the Bank's expense, at least equivalent to such coverage otherwise provided to the other directors and senior officers of the Bank.

         20. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and such Agreement shall supersede all prior agreements, whether in writing or otherwise, including the Prior Agreement, in all respects.


                THE REMAINDER OF THIS PAGE IS INTENTIONAL BLANK.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and first hereinabove written.


                                                MILLINGTON SAVINGS BANK




                                                By: /s/Gary T. Jolliffe
                                                    ----------------------------
                                                    Gary T. Jolliffe








                                                    /s/Michael A. Shriner
                                                    ----------------------------
                                                    Michael A. Shriner, Employee